UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2010 (July 19, 2010)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue, Waltham
Massachussetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 12, 2010, American DG Energy Inc., or the Registrant, entered into a subscription agreement and a warrant with an accredited investor, or the Investor, which agreements are described more fully below.  The warrant and the subscription agreement are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 12, 2010, the Registrant sold to the Investor an aggregate of 400,000 shares of the Company’s Common Stock at a per share price of $2.50, pursuant to the subscription agreement in the form prepared by counsel to the Company and attached hereto as Exhibit 10.1.

The Company also granted the Investor a special purchase right, or the Warrant, regarding the Registrant’s EuroSite Power Inc. subsidiary. The Warrant grants the Investor the non-assignable right but not the obligation, for a period of two years from July 12, 2010, to purchase 400,000 shares of the common equity of EuroSite Power at a per share purchase price of $1.00.

The sales of securities were exempt from registration under Regulation D of the Securities Act of 1933, as amended.

The Company is furnishing this Current Report on Form 8-K voluntarily and makes no admission or statement as to the materiality of any information contained in this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The registrant hereby furnishes the following exhibits:

10.1	Subscription Agreement, dated as of July 12, 2012, by and between the Registrant and the Investor.

10.2	Warrant Agreement for Common Stock of EuroSite Power Inc. , dated as of July 12, 2012, by and between the Registrant and the Investor.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2010	AMERICAN DG ENERGY INC.

By: /s/ Anthony S. Loumidis

Anthony S. Loumidis, Chief Financial Officer

3